Exhibit 99.1

CONTACTS:
Gilead Sciences, Inc.	Forty Seven, Inc.
Douglas Maffei, PhD, Investors	Hannah Deresiewicz, Investors
(650) 522-2739	(212) 362-1200

Amy Flood, Media	Ann Rhoads, Investors
(650) 522-5643	(650) 352-4853

Sarah Plumridge, Media (312) 506-5200

GILEAD TO ACQUIRE FORTY SEVEN FOR $4.9 BILLION

– Gilead Gains Forty Seven’s Investigational Immuno-Oncology Therapy in Multiple Clinical Studies for Diseases Including Myelodysplastic Syndrome, Acute Myeloid Leukemia and Diffuse Large B-Cell Lymphoma –

– Transaction Supports Gilead’s Strategic Focus in Oncology and Gives Access to Potential New First-in-Class Program and Innovative Pipeline –

Foster City, Calif. and Menlo Park, Calif. — March 2, 2020 — Gilead Sciences, Inc. (Nasdaq: GILD) and Forty Seven, Inc. (Nasdaq: FTSV) announced today that the companies have entered into a definitive agreement pursuant to which Gilead will acquire Forty Seven for $95.50 per share in cash. The transaction, which values Forty Seven at approximately $4.9 billion, was unanimously approved by both the Gilead and Forty Seven Boards of Directors and is anticipated to close during the second quarter of 2020, subject to regulatory approvals and other customary closing conditions.

Through the addition of Forty Seven’s investigational lead product candidate, magrolimab, the acquisition will strengthen Gilead’s immuno-oncology research and development portfolio. Magrolimab is a monoclonal antibody in clinical development for the treatment of several cancers for which new, transformative medicines are urgently needed, including myelodysplastic syndrome (MDS), acute myeloid leukemia (AML) and diffuse large B-cell lymphoma (DLBCL). The investigational therapy targets CD47, a “do not eat me” signal that allows cancer cells to avoid destruction thereby permitting the patient’s own innate immune system to engulf and eradicate those cancer cells. Forty Seven presented promising results of a Phase 1b study of magrolimab in patients with MDS and AML at the American Society of Hematology meeting in December 2019. Magrolimab has the potential to be a first-in-class therapy.

“This agreement builds on Gilead’s presence in immuno-oncology and adds significant potential to our clinical pipeline,” said Daniel O’Day, Chairman and Chief Executive Officer of Gilead Sciences. “Magrolimab complements our existing work in hematology, adding a non-cell therapy program that complements Kite’s pipeline of cell therapies for hematological cancers. With a profile that lends itself to combination therapies, magrolimab could potentially have transformative benefits for a range of tumor types. We are looking forward to working with the highly experienced team at Forty Seven to help patients with some of the most challenging forms of cancer.”

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“This is an exciting day for patients who may one day benefit from future anti-CD47 therapies and other immuno-oncology treatments based on our research and an exciting time for Forty Seven as this allows us to achieve our vision of helping patients defeat their cancer,” commented Mark McCamish, MD, PhD, President and Chief Executive Officer of Forty Seven. “We are pleased to join Gilead and believe that by combining our scientific expertise with Gilead’s strength in developing treatments that modify the immune system, we will be able to more rapidly advance our therapies.”

Magrolimab

Forty Seven is initially studying magrolimab in patients with MDS and AML. Additional studies are ongoing in non-Hodgkin lymphoma (NHL) and solid tumors. Magrolimab has been granted Fast Track designation by the U.S. Food and Drug Administration (FDA) for the treatment of MDS and AML, and for the treatment of relapsed or refractory DLBCL and follicular lymphoma, two forms of B-cell NHL. Magrolimab has also been granted Orphan Drug designation by the FDA for the treatment of MDS and AML and by the European Medicines Agency for the treatment of AML.

More than 400 patients have received the compound to date through clinical trials.

Ongoing Phase 1b Clinical Trial

In December 2019, Forty Seven presented promising results of a Phase 1b trial evaluating magrolimab in combination with azacitidine in untreated patients with higher risk MDS and untreated patients with AML, who are ineligible for induction chemotherapy. This has led to the initiation of a potential registrational cohort in MDS. All patients received a 1 mg/kg priming dose of magrolimab, coupled with intrapatient dose escalation to mitigate on-target anemia. Patients were then treated with full doses of azacitidine and magrolimab maintenance doses of 30 mg/kg weekly.

As of the data cutoff of November 18, 2019, 62 patients had been treated with the combination in the Phase 1b portion of the trial, including 35 patients with MDS and 27 patients with AML.

Clinical Activity Data

As of the data cutoff, 46 patients were evaluable for response assessment, including 24 patients with untreated higher-risk MDS and 22 patients with untreated AML, who were ineligible for induction chemotherapy.

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In higher-risk MDS, the overall response rate (ORR) was 92 percent, with 12 patients (50 percent) achieving a complete response (CR), eight patients (33 percent) achieving a marrow CR and two patients (8 percent) achieving hematologic improvement. Two patients (8 percent) had stable disease.

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In untreated AML, the ORR was 64 percent, with nine patients (41 percent) achieving a CR, three patients (14 percent) achieving a CR with complete blood count recovery (CRi) and one patient (5 percent) achieving a morphologic leukemia-free state (MLFS). Seven patients (32 percent) had stable disease and one patient (5 percent) had progressive disease.

•	The median time to response among MDS and AML patients treated with the combination was 1.9 months.

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Median duration of response and median overall survival have not been reached for either MDS or AML patients, with a median follow-up of 6.4 months (range 2.0 to 14.4 months) for MDS and 8.8 months (range 1.9 to 16.9 months) for AML.

Safety Data

As of the data cutoff, the combination of magrolimab and azacitidine was well-tolerated, with no evidence of increased toxicities compared to azacitidine alone. Adverse events (AEs) were consistent with prior clinical experience. No deaths were observed in the first 60 days on combination treatment and only one patient out of 62 (1.6 percent) discontinued treatment due to a treatment-related AE.

Additional Programs

Beyond magrolimab, Forty Seven is preparing to advance two additional investigational compounds into clinical testing. FSI-174, an anti-cKIT antibody, is being developed in combination with magrolimab as a novel, all-antibody conditioning regimen to address the limitations of current stem cell transplantation conditioning regimens. FSI-189, an anti-SIRPα antibody, is being developed for the treatment of cancer, as well as certain non-oncology settings, including transplantation conditioning.

Terms of the Transaction

Under the terms of the merger agreement, a wholly-owned subsidiary of Gilead will promptly commence a tender offer to acquire all of the outstanding shares of Forty Seven’s common stock at a price of $95.50 per share in cash. Following successful completion of the tender offer, Gilead will acquire all remaining shares not tendered in the offer through a second step merger at the same price as in the tender offer.

Consummation of the tender offer is subject to a minimum tender of at least a majority of outstanding Forty Seven shares plus Forty Seven shares underlying vested options, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

Gilead plans to pay all cash consideration for the transaction. The tender offer is not subject to a financing condition.

Citi and J.P. Morgan are acting as joint financial advisors to Gilead. Centerview Partners LLC is acting as the exclusive financial advisor to Forty Seven. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Gilead and Cooley LLP is serving as legal counsel to Forty Seven.

Conference Call

At 8:00 a.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss the transaction. A live webcast of the call can be accessed at Gilead’s Investors page at http://investors.gilead.com. Please connect to the website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required. Alternatively, please call 877-359-9508 (U.S.) or 224-357-2393 (international) and dial the conference ID 8479332 to access the call.

Telephone replay will be available approximately two hours after the call through 8:30 a.m. Eastern Time, March 4, 2020. To access the replay, please call 855-859-2056 (U.S.) or 404-537-3406 (international) and dial the conference ID 8479332. The webcast will be archived on www.gilead.com for one year.

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About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California. For more information on Gilead Sciences, please visit the company’s website at www.gilead.com.

About Forty Seven

Forty Seven, Inc. is a clinical-stage immuno-oncology company that is developing therapies targeting cancer immune evasion pathways and specific cell targeting approaches based on technology licensed from Stanford University. Forty Seven’s lead program, magrolimab, is a monoclonal antibody against the CD47 receptor, a “don’t eat me” signal that cancer cells commandeer to avoid being ingested by macrophages. This antibody is currently being evaluated in multiple clinical studies in patients with myelodysplastic syndrome, acute myeloid leukemia, non-Hodgkin lymphoma, and solid tumors. For more information on Forty Seven, please visit the company’s website at www.fortyseveninc.com.

Forward-Looking Statements

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Forty Seven and the acquisition of Forty Seven by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Forty Seven’s product pipeline, including magrolimab, FSI-174 and FSI-189; regulatory approval of magrolimab, FSI-174 and FSI-189 on a timely basis; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Forty Seven’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form

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10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Forty Seven and the Schedule TO and related tender offer documents to be filed by Gilead and Toro Merger Sub, Inc., a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Forty Seven, and Gilead and Forty Seven assume no obligation and disclaim any intent to update any such forward-looking statements.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forty Seven, nor is it a substitute for any tender offer materials that Gilead, its acquisition company or Forty Seven will file with the SEC. A solicitation and an offer to buy shares of Forty Seven will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Forty Seven will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. FORTY SEVEN’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Forty Seven at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Forty Seven. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Forty Seven will be available free of charge under the “Investors” section of Forty Seven’s internet website at ir.fortyseveninc.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Forty Seven file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Forty Seven’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

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